Exhibit 10.1

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT dated as of May 23, 2013 (this “Agreement”), is by and among the stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), rue21, inc., a Delaware corporation (the “Company”) and, solely for purposes of Sections 1(a) hereof, and, to the extent applicable, Section 9 hereof, Rhodes Holdco, Inc., a Delaware corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Stockholders beneficially own an aggregate of 7,091,918 shares of common stock of the Company, as set forth on Schedule I hereto (such shares, or any other voting or equity securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Rhodes Merger Sub, Inc., a newly formed Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof, and as may be modified or amended from time to time (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned Subsidiary of Parent (the “Merger”); and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders agree, and in order to induce the Company to enter into the Merger Agreement, the Stockholders are willing, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

SECTION 1. Voting of Subject Shares. From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder shall vote or cause to be voted the Subject Shares:

(a) (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and any actions required in furtherance thereof, (ii) in favor of any proposal to adjourn or postpone such stockholders meeting to a later date if there are not sufficient votes to approve and adopt the Merger Agreement, and (iii) against any other action or agreement that is not recommended by the Board of Directors of the Company (acting upon the recommendation of Special Committee) and that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement (it being agreed that this clause (a) may be enforced by Parent); and

(b) in the event that the Merger Agreement is terminated in accordance with Section 8.3(a) thereof in order to concurrently enter into an Alternative Acquisition Agreement that constitutes a Superior Proposal which provides for cash consideration of no less than $42.00 per share, in favor of the adoption of such Alternative Acquisition Agreement and the approval of the transactions contemplated thereby if recommended to the stockholders by the Board of Directors of the Company (acting upon the recommendation of the Special Committee) in the same proportion as the number of Shares owned by Unaffiliated Stockholders (as defined below) that are voted in favor of the adoption of such Alternative Acquisition Agreement and the approval of the transactions contemplated thereby bears to the total number of Shares voted by Unaffiliated Stockholders and, in favor of any other matter with respect to such Alternative Acquisition Agreement and the approval of the transactions contemplated thereby that is submitted for a vote of the stockholders of the Company, if recommended by the Board of Directors of the Company (acting upon the recommendation of the Special Committee), in the same proportion as the number of Shares owned by Unaffiliated Stockholders that are voted in favor of such matter bears to the total number of Shares voted by Unaffiliated Stockholders; provided that, in each case, in lieu of voting in such proportion, each Stockholder may, in his or its sole discretion, vote or cause to be voted all (or an amount between such proportion and all) of the Subject Shares that such Stockholder is entitled to vote in favor of any matter referred to in this Section 1(b).

(c) “Unaffiliated Stockholders” means holders of Shares other than Parent, Merger Sub, the Stockholders (or their Permitted Transferees), any Specified Party or any other Person having any equity interest in, or any right to acquire any equity interest in, Merger Sub or any Person of which Merger Sub is a direct or indirect Subsidiary. The Company shall timely provide to each Stockholder reasonably sufficient information to confirm the manner in which the Shares shall be, or have been, voted at any stockholder meeting pursuant to Sections 1(a) and (b); and the Stockholders obligations thereunder shall be contingent upon the timely provision of such information by the Company to the Stockholders. For the avoidance of doubt, each Stockholder shall be deemed to have fulfilled its obligations in full under Section 1(b) and Section 2 with respect to any votes or acceptances of offers required of the Stockholder thereunder in the event that the proportion of Subject Shares voted, tendered or exchanged by the Stockholder, as applicable, corresponds to (or exceeds) the proportion indicated by the information made available by the Company to the Stockholder prior to the applicable voting or tender period expiring.

SECTION 2. Tendering of Shares.

In the event that the Merger Agreement is terminated in accordance with Section 8.3(a) thereof in order to concurrently enter into an Alternative Acquisition Agreement that constitutes a Superior Proposal that is structured as a tender offer and which provides for cash consideration of no less than $42.00 per share, the Stockholders shall (i) accept such offer in the same proportion as the number of Shares owned by Unaffiliated Stockholders that are tendered or exchanged bears to the total number of Shares owned by Unaffiliated Stockholders and tender or exchange, as applicable, such proportion of the Subject Shares pursuant to such offer, provided that in lieu of tendering in such proportion, each Stockholder may, in his or its sole discretion, tender or exchange or cause to be tendered or exchanged all or a greater proportion of its Subject Shares, and (ii) not withdraw any Subject Shares tendered pursuant to such offer (unless recommended to do so by the Board of Directors of the Company (acting upon the recommendation of the Special Committee) in which case it may so withdraw such Subject Shares). The Company shall timely provide to each Stockholder sufficient information to confirm the manner in which the Shares shall be, or have been, tendered in any tender or exchange offer pursuant to this Section 2; and the Stockholders obligations under this Section 2 shall be contingent upon the timely provision of such information by the Company to the Stockholders.

SECTION 3. Transfer of Shares.

Except as specifically contemplated by this Agreement, each Stockholder covenants and agrees that such Stockholder will not directly or indirectly (a) sell, assign, transfer, tender, pledge, encumber or otherwise dispose of or consent to any of the foregoing (each, a “Transfer”), or cause to be Transferred, any of the Subject Shares, (b) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to any Transfer of any Subject Shares; provided, that, notwithstanding anything to the contrary set forth herein, any Stockholder may Transfer Subject Shares to any other Stockholder or to a controlled Affiliate of any other Stockholder so long as such controlled Affiliate (a “Permitted Transferee”) agrees to be bound by the terms of this Agreement as a Stockholder with respect to such Subject Shares. Nothing herein shall restrict or otherwise limit the encumbrance or pledge of Subject Shares pursuant to margin and/or other pledge arrangements, provided that with respect to any margin or pledge arrangement, the voting rights of the relevant Subject Shares shall be subject to Section 1 hereof.

SECTION 4. Acquisition Proposals.

(a) If any Stockholder receives any inquiry or proposal that constitutes an Acquisition Proposal, such Stockholder shall promptly inform the Company of such inquiry or proposal and the details thereof.

(b) Each Stockholder shall keep confidential from Apax Partners, L.P. and its Affiliates (excluding, for the avoidance of doubt, the SKM Funds, Saunders Karp & Megrue Partners, LLC and Persons controlled by Saunders Karp & Megrue Partners, LLC) (collectively “Apax”) the specific terms and conditions of any Acquisition Proposal made by a Person other than Apax or by a group of Persons of which Apax is not a member.

SECTION 5. Additional Covenants of the Stockholders.

(a) Waiver of Appraisal Rights. Each Stockholder hereby waives, to the fullest extent permitted by Law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise, with respect to any and all Subject Shares held by the Stockholders of record or beneficially owned, in connection with (i) the Merger (unless the Board of Directors of the Company (upon the recommendation of the Special Committee) has effected a Company Adverse Recommendation Change that has not been rescinded or withdrawn), or (ii) any merger in connection with an Alternative Acquisition Agreement that constitutes a Superior Proposal and which provides for cash consideration of no less than $42.00 per share (unless the Board of Directors of the Company (acting upon the recommendation of the Special Committee) has recommended against the adoption of such Alternative Acquisition Agreement or the transactions contemplated thereby and such recommendation has not been rescinded or withdrawn).

SECTION 6. Representations and Warranties of the Stockholders.

Each Stockholder, severally and not jointly and severally, and solely as to itself, represents and warrants to the Company with respect to such Stockholder and such Stockholder’s ownership of the Subject Shares as follows:

(a) Number of Shares. Such Stockholder represents, warrants and agrees that Schedule I annexed hereto sets forth, adjacent to the name of such Stockholder, the number of Subject Shares of which such Stockholder is the beneficial owner (it being understood and agreed that the beneficial ownership shall not include any rights with respect to derivatives, swaps or other arrangements) and that such Stockholder has continuously owned such Shares for at least three years prior to the date hereof. Such Stockholder represents, warrants and agrees that, as of the date hereof, those Subject Shares on Schedule I constitute all of the Subject Shares of which such Stockholder has the power to vote or direct the vote.

(b) Power, Binding Agreement. Such Stockholder is a limited partnership or general partnership, as applicable, duly formed, under the Laws of its state of formation and has full limited partnership or general partnership, as applicable, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the appropriate governing body of such Stockholder, and, no other limited partnership or general partnership, as applicable, proceedings on the part of such Stockholder are necessary to authorize the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby. Such Stockholder has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(c) Reliance by the Company. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(d) Litigation. As of the date hereof, to the knowledge of such Stockholder, there is no action, proceeding or investigation pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

SECTION 7. Representations and Warranties of the Company.

The Company represents and warrants to the Stockholders as follows:

(a) Power, Binding Agreement. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (acting upon the recommendation of the Special Committee), and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby. The Company has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

SECTION 8. Termination.

This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, except in the event that the Merger Agreement is terminated pursuant to Section 8.3(a) thereof and the Company concurrently enters into an Alternative Acquisition Agreement that constitutes a Superior Proposal that provides for cash consideration of no less than $42.00 per share, and (c) in the event that the Merger Agreement is terminated pursuant to Section 8.3(a) thereof and the Company concurrently enters into an Alternative Acquisition Agreement that constitutes a Superior Proposal that provides for cash consideration of no less than $42.00 per share, upon the earlier of (A) the effective time or consummation of any merger of the Company provided for in connection with such Alternative Acquisition Agreement, or if there is no provision for such a merger, the closing of the transactions contemplated thereby and (B) the termination of such Alternative Acquisition Agreement in accordance with its terms.

SECTION 9. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

(b) Modification or Amendment. The parties hereto may only modify or amend this Agreement by written agreement of each of the parties hereto.

(c) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(d) Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(i) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in the Chosen Courts. The parties hereby consent to and grant any such Chosen Court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9(f) or in such other manner as may be permitted by Law shall be valid, effective and sufficient service thereof.

(ii) EACH OF THE COMPANY AND EACH STOCKHOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF

ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(d).

(iii) The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that prior to the valid termination of this Agreement in accordance with Section 8, (a) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor the Stockholders would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) the other parties hereto have an adequate remedy at Law or (y) an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9(d)(iii) shall not be required to provide any bond or other security in connection with any such order or injunction.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

(f) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier::

If to a Stockholder to:

c/o KarpReilly, LLC

104 Field Point Road

Greenwich, CT 06830

Attention: Allan Karp & Chris Reilly

Facsimile: 203-504-9912

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Daniel S. Evans
Facsimile:	617-235-0028
Email:	daniel.evans@ropesgray.com

If to Company to:

rue21, inc.
800 Commonwealth Drive,
Warrendale, PA 15086
Attention:	Stacy Siegal, Senior Vice President, General Counsel and Chief
Administrative Officer
Facsimile:	(724) 776-9852
Email:	ssiegal@rue21.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	David Fox
David Feirstein
Facsimile:	212-446-6460
Email:	david.fox@kirkland.com
david.feirstein@kirkland.com

If to Parent to:

Apax Partners, L.P.,
601 Lexington Avenue, 53rd Floor.
New York, NY
Attention:	John Megrue
Alex Pellegrini
Facsimile:	(646) 349-3306

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:	Ryerson Symons
Facsimile:	(212) 455-2502
Email: rsymons@stblaw.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by a reputable nationwide overnight courier service.

(g) NoThird Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

(h) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Except in connection with any Transfer permitted by Section 3 hereof, no party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party hereto (in the case of the Company, acting through the Special Committee). Any purported assignment in violation of this Agreement is void.

(i) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.”

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed individually or by its respective duly authorized officer as of the day and year first above written.

SKM EQUITY FUND II, L.P.

By:	SKM Partners, L.P. its General Partner

By:	Saunders Karp & Megrue Partners, LLC its General Partner

By:	/s/ Christopher K. Reilly
Name: Christopher K. Reilly Title: Authorized Signatory

SKM INVESTMENT FUND II

By:	Saunders Karp & Megrue Partners, LLC its Managing Partner

By:	/s/ Christopher K. Reilly
Name: Christopher K. Reilly Title: Authorized Signatory

RUE21, INC.

By:	/s/ Robert N. Fisch
Name: Robert N. Fisch Title: President, Chief Executive Officer and Chairman of the Board

RHODES HOLDCO, INC. (solely for purposes of Sections 1(a) hereof, and, to the extent applicable, Section 9 hereof)

By:	/s/ Alex Pellegrini
Name: Alex Pellegrini Title: Vice President

[Signature Page to Support Agreement]

SCHEDULE I

Stockholder Name	Number of Subject Shares of Common Stock
SKM Equity Fund II, L.P.	6,952,861
SKM Investment Fund II	139,057
Total	7,091,918